Exhibit 23.1
EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274046 on Form S-3 of our report dated March 12, 2024, relating to the consolidated financial statements and financial statement schedules of Hagerty, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 12, 2024